Exhibit 5.1

Moomjian, Waite & Coleman, LLP

100 Jericho Quadrangle

Suite 208

Jericho, New York 11753

(516) 937-5900

Fax (516) 937-5050

August 22, 2017

Lakeland Industries, Inc.

3555 Veterans Memorial Highway

Suite C

Ronkonkoma, NY 11779

Ladies and Gentlemen:

We have acted as counsel to Lakeland Industries, Inc., a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (File No. 333-216943) (as amended and supplemented, the “Registration Statement”), and the base prospectus which forms a part of and is included in the Registration Statement, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on March 24, 2017 and amended on April 6, 2017, relating to the registration of the offer by the Company of up to $30,000,000 of any combination of securities of the types specified therein. The Registration Statement was declared effective by the Commission on April 11, 2017. Reference is made to our opinion letters dated March 24, 2017 and April 6, 2017 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the final prospectus supplement (the “Prospectus Supplement”) filed on August 18, 2017 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to 725,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) covered by the Registration Statement. The Shares include an over-allotment option granted to the underwriters of the offering to purchase up to 108,750 Shares. The Shares are being sold to the underwriters named in, and pursuant to, the Underwriting Agreement, dated August 17, 2017, among the Company and such underwriters (the “Underwriting Agreement”).

In connection with this opinion, we have examined the Company’s restated certificate of incorporation and amended and restated bylaws, each as currently in effect, the Registration Statement and the exhibits thereto, the Prospectus Supplement, the Underwriting Agreement and such other documents as we have deemed appropriate.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Company's Current Report on Form 8-K filed on or about the date hereof, for incorporation by reference into the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving our consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Moomjian, Waite & Coleman, LLP

Moomjian, Waite & Coleman, LLP